Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Media Relations – Jennifer Collins, (617) 224.9904, news@enernoc.com
Investor Relations – Will Lyons, (617) 532.8104, ir@enernoc.com

EnerNOC Acquires Energy Procurement Service Provider MDEnergy

BOSTON, MA, September 17, 2007 – EnerNOC, Inc. (NASDAQ: ENOC) announced today that it has acquired MDEnergy, LLC (MDE), a leading energy procurement service provider, for approximately $7.9 million pursuant to the terms of a definitive acquisition agreement. The transaction consideration is composed of approximately 40% in cash and 60% in EnerNOC common stock. Additional cash payments will be paid by EnerNOC in the first quarter of 2008 based upon MDE’s performance through the end of calendar year 2007.

The acquisition enables EnerNOC to apply leading energy market intelligence as well as an online reverse auction technology platform, now called EnerNOC ExchangeTM, to help commercial, institutional, and industrial customers make more informed commodity purchasing decisions. EnerNOC Exchange provides customers in restructured energy markets a best-in-class process and feature-rich purchasing platform to drive deeper energy savings and support sustainable business initiatives. It also provides energy suppliers an additional market within which to compete for business in real-time.

“It has been our vision to simplify the process of purchasing energy and green power solutions in restructured markets,” said Tim Healy, EnerNOC’s CEO. “We look forward to a straightforward integration process and to quickly unlocking additional value for our expanded customer base together with MDEnergy.”

MDE currently serves more than 400 companies and institutions, including many national accounts in the real estate, lodging, health care, manufacturing, and food services industries, and has saved its customers millions of dollars in electricity and natural gas supply costs.

“The MDEnergy team is thrilled to be joining EnerNOC, an organization that shares our customer-centric philosophy,” said MDE’s founder and CEO Cliff Sirlin. “We’re confident that our market intelligence, proven end-to-end process, and innovative technologies will help many of EnerNOC’s existing customers reduce their energy supply costs. In addition, we believe that many of our current customers are ideal candidates for EnerNOC’s technology-enabled, turnkey demand response solutions.”

About EnerNOC

EnerNOC, Inc. is a leading developer and provider of clean and intelligent energy solutions to commercial, institutional, and industrial customers, as well as electric power grid operators and utilities. EnerNOC’s technology-enabled demand response and energy management solutions help optimize the balance of electric supply and demand. The Company uses its Network Operations Center, or NOC, to remotely manage and reduce electricity consumption across a network of commercial, institutional, and industrial customer sites and make demand response capacity and energy available to grid operators and utilities on demand.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to the integration process and the value of the transaction, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to under the section “Risk Factors” in the Company’s Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission, as well as other documents that may be filed by EnerNOC from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. EnerNOC is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.